UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 26, 2022

AgroFresh Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36316	46-4007249
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA		19106
(Address of Principal Executive Offices)		(Zip Code)
(267) 317-9139
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGFS	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On October 24, 2022, a special committee (the “Special Committee”) of the board of directors (the “Board”) of AgroFresh Solutions, Inc. (the “Company”) agreed with Paine Schwartz Partners (“Paine Schwartz”) to pursue a transaction pursuant to which Paine Schwartz would acquire all of the outstanding common stock of the Company (“Common Stock”) for $3.00 per share in cash and which would (i) not be conditioned upon Paine Schwartz’s ability to obtain financing or obtain any waiver or amendment under any agreement of the Company related to indebtedness, and (ii) be conditioned upon approval by a fully empowered special committee of independent, non‑management directors and upon the approval of the holders of a majority of the Common Stock owned by disinterested stockholders in accordance with the framework established under Kahn v. M&F Worldwide Corp. and its progeny, and such conditions will be non‑waivable (the “Proposed Transaction”).

The Proposed Transaction is subject to, among other things, Paine Schwartz’s satisfaction of confirmatory diligence and negotiation and execution of definitive documentation. The Board, acting through the Special Committee, granted Paine Schwartz a limited waiver (the “Limited Waiver”) of the standstill restrictions contained in the Investment Agreement dated June 13, 2020 by and between the Company and an affiliate of Paine Schwartz to permit Paine Schwartz to disclose the Proposed Transaction by filing an amendment to the statements on Schedules 13D and 13D/A previously filed by Paine Schwartz in compliance with the Securities Exchange Act of 1934, as amended, complete confirmatory diligence, engage with and enter into arrangements with financing sources and negotiate definitive documentation in respect of the Proposed Transaction and, if later approved by the Board upon the recommendation of the Special Committee, enter into the Proposed Transaction. The foregoing description of the Limited Waiver does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Limited Waiver, a copy of which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

The Company cautions its stockholders and others considering trading in Company securities that no agreement between Paine Schwartz and the Company relating to the Proposed Transaction will be created unless definitive documentation is executed and delivered by the appropriate parties.

The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, or to provide any additional disclosures to reflect subsequent events, new information or future circumstances, except as required under applicable law.

Perella Weinberg Partners LP is serving as financial advisor to the Special Committee. Morris, Nichols, Arsht & Tunnell LLP is serving as legal advisor to the Special Committee. Morrison & Foerster LLP is serving as legal advisor to the Company.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Waiver Letter, dated October 26, 2022

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: October 26, 2022

AGROFRESH SOLUTIONS, INC. By: /s/ Thomas Ermi Name: Thomas Ermi Title: Vice President and General Counsel